SEALE and BEERS, CPAs

PCAOB & CPAB REGISTERED AUDITORS

www.sealebeers.com

Exhibit 16.1

May 4, 2010

Office Of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated May 3, 2010 of Resource Exchange of America Corp. fka Mobieyes Software, Inc. (the "Company") to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our dismissal and our audit of the client’s January 31, 2010 and 2009 financial statements.  We cannot confirm or deny that the appointment of Bobbitt, Pittenger & Company, P.A. was approved by the Board of Directors, or that they were not consulted prior to their appointment as auditors.

Very truly yours,

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

CC: U.S. Securities & Exchange Commission

      Office of the Chief Accountant

      100 F Street, NE

      Washington, DC 20549

      202-551-5300 Phone

      202-772-9252 Fax

Seale and Beers, CPAs                      PCAOB & CPAB Registered Auditors

50 S. Jones Blvd, Ste 202, Las Vegas, NV  89107 (888)727-8251 Fax: (888)782-2351